Exhibit 10.53

WAIVER AND CONSENT

This WAIVER AND CONSENT (this “Waiver and Consent”) is made and entered into as of June 5, 2023 by and between Marizyme, Inc., a Nevada corporation (the “Company”) and Bologna Family Restaurant Spa, an entity (the “Investor”).

WHEREAS, the Investor holds that certain Class C Common Stock Purchase Warrant, of the Company, dated as of January 5, 2023 (No. 38), which was initially exercisable to purchase Eight Thousand (8,000) shares of common stock, par value $0.001 per share, of the Company, a copy of which is attached hereto as Exhibit A (the “Warrant”), and that certain 10% secured convertible promissory note, dated as of May 11, 2022, among the Company and the Investor, in the principal amount of One Hundred Five Thousand Dollars ($105,000), a copy of which is attached hereto as Exhibit B (the “Note”);

WHEREAS, the Warrant and the Note each provides for certain registration rights regarding the registration of the offer and resale of the Warrant Shares (as defined in the Warrant) and the Conversion Shares (as defined in the Note) under the Securities Act of 1933, as amended, including under Section 3 of the Warrant and Section 3.1 of the Note (the “Registration Rights”), respectively;

WHEREAS, the Company has requested that the Investor waive and consent to the deferral of all obligations of the Company relating to the Registration Rights so as to allow the Company sufficient time to meet its obligations under the Warrant and the Note.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. This Waiver and Consent shall constitute a waiver and a consent for all purposes of the Warrant, including Section 16 of the Warrant, and for all purposes of the Note, including Section 6.7 of the Note.

2. Waiver of Registration Rights and Consent Thereto. The Investor hereby waives and consents to the deferral of all obligations of the Company relating to the Registration Rights and agrees that such deferral shall apply until a date and time that the Company shall determine in its sole discretion that it may provide for such Registration Rights. Until such date and time as provided for in the first sentence of this section, any requirements relating to the Registration Rights are hereby waived in their entirety, and the Investor hereby consents to such waiver. Until such date and time as provided for in the first sentence of this section, the Investor agrees that any penalty provisions with respect to the Registration Rights that would have otherwise applied to the Company shall be waived in their entirety, the Investor waives any right to exercise or attempt to exercise the Registration Rights, and the Investor consents to the foregoing.

3. Conditions to Effectiveness of Waiver. This Waiver and Consent shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Waiver and Consent duly executed and delivered by the Company and the Investor.

4. No Implied Consent or Waiver. Except as expressly set forth in this Waiver and Consent, this Waiver and Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor under the Warrant, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Warrant, all of which shall continue in full force and effect. Nothing in this Waiver and Consent shall be construed to imply any willingness on the part of the Investor to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Warrant or the Note.

5. Counterparts. This Waiver and Consent may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Waiver and Consent by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Waiver and Consent.

6. Governing Law. THIS WAIVER AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7. Binding Agreement. This Waiver and Consent shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and assigns.

8. Headings. The headings in this Waiver and Consent are for reference only and do not affect the interpretation of this Waiver.

9. Complete Agreement. This Waiver and Consent constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MARIZYME, INC.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

BOLOGNA FAMILY RESTAURANT SPA

By:	/s/ Saverio Solimeo
Name:	Saverio Solimeo
Title:	President